EXHIBIT A

                                     FUNDS



First Trust Dow Jones Select MicroCap Index(SM) Fund

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund

First Trust NASDAQ-100-Technology Sector Index(SM) Fund

First Trust US Equity Opportunities ETF (fka US IPO)

First Trust NYSE Arca Biotechnology Index Fund

First Trust Capital Strength Index Fund

First Trust Dow Jones Internet Index(SM) Fund

First Trust NASDAQ-100 Ex-Technology Sector Index(SM)

Fund First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund

First Trust NASDAQ(R) ABA Community Bank Index Fund

First Trust Value Line(R) 100 Exchange-Traded Fund

First Trust Value Line(R) Dividend Fund

First Trust S&P REIT Index Fund

First Trust Natural Gas ETF

First Trust Water ETF

First Trust Chindia ETF

First Trust Total US Market AlphaDEX ETF

First Trust Dorsey Wright People's Portfolio ETF (fka VIXH)

First Trust Dow 30 Equal Weight ETF

First Trust Lunt U.S. Factor Rotation ETF



Updated: July 2018